As filed with the Securities and Exchange Commission on June 26, 2006.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RAPHAEL INDUSTRIES LTD. (Name of small business issuer in its charter)

Nevada (State or jurisdiction of incorporation or organization)	7331 (Primary Standard Industrial Classification Code Number)	02-3717729 (I.R.S. Employer Identification No.)

Suite 700, One Executive Place 1816 Crowchild Trail N.W. Calgary, AB, T2M 3Y7 Canada Phone: 1-866-261-8853 Fax: 1-414-434-3656 (Address and telephone number of principal executive offices)

Corporate Service Center, Inc. 350 South Center Street Suite 500 Reno, NV 89501 (Name, address and telephone number of agent for service)

Copies to: Conrad C. Lysiak, Esq. 601 West First Avenue, Suite 503 Spokane, Washington 99201 (509) 624-1475

Approximate date of proposed sale to the public: As soon as practical after the effective date of registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ] ____________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Common stock for sale by us.(1)	$0.10	$500,000	$53.50

(1) Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended (Securities Act). Estimated for the sole purpose of calculating the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Raphael Industries Ltd.

SALE OF COMMON STOCK

This prospectus relates to the sale of a minimum of 2,500,000 shares for $250,000 and a maximum of 5,000,000 shares for $500,000 of common stock of Raphael Industries Ltd., hereinafter referred to as "Raphael" at a price of $0.10 per share. All investors' funds will be held in trust with Wells Fargo N.A. 1266 Market St, San Francisco, 94102 in a subscription escrow account until the offering is closed. Our President will sell the common stock to investors inside and or outside the United States. For purposes of this offering, our President may be deemed to be an underwriter of this offering. He is not a registered broker-dealer but will be offering our shares pursuant to an exemption from such broker-dealer registration pursuant to Rule 3a4-1 of the Securities Exchange Act of 1934 "the Exchange Act". He will receive no selling commissions or other remuneration in conjunction with this offering of the shares on behalf of Raphael. If the entire 5 million shares of common stock are sold, we will receive gross proceeds of $500,000 before expenses of approximately $30,000. We will offer shares pursuant to this prospectus for 180 days from the date it becomes effective. If we do not receive the minimum amount of $250,000 within 180 days of the effective date of our registration statement, all funds will be returned to investors promptly without deduction. No assurance can be given that we will be able to sell any shares and our president may purchase an unlimited number of shares to meet the minimum.

Our common stock is not currently traded on any exchange or quotation system.

Investing in our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

YOU SHOULD CAREFULLY REVIEW THE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

	Price to the Public	Expenses	Proceeds to us

Per Share - minimum	$0.10	$0.01	$0.04
Per Share - maximum	$0.10	$0.005	$0.045
Minimum	$250,000	$30,000	$220,000
Maximum	$500,000	$30,000	$470,000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is __________, 2006.

TABLE OF CONTENTS

PART I - INFORMATION REQUIRED IN PROSPECTUS

Item 3. SUMMARY INFORMATION AND RISK FACTORS.

PROSPECTUS SUMMARY

This summary is intended to highlight information contained elsewhere in this prospectus. You should carefully read the entire prospectus, including the section entitled "Risk Factors." All dollar amounts refer to United States dollars unless otherwise noted.

Business Summary

Raphael Industries Ltd. ("Raphael") is a Nevada company incorporated on October 31, 2005. Our registered office and agent for service is located at 350 South Center Street Suite 500 Reno, NV 89501 and our principal corporate offices are located at Suite 700, One Executive Place 1816 Crowchild Trail N.W. Calgary, AB, T2M 3Y7. Our telephone number is 1-866-261-885 and our website address is www.raphaelindustries.net. We are a startup company providing list management and marketing services in the direct mail marketing industry. List refers to information on individuals and companies assembled into databases and derived from various sources, including public domain databases such as the yellow pages, print publications such as magazines, newsletters, and data from direct mail advertising.

Direct mail marketing is defined as the practice of delivering promotional messages through the postal service directly to potential customers on an individual basis. We have secured two agreements for the right to manage, market and rent four lists within the direct mail industry. The agreements call for a term of 2 years after which we have the option to renew the agreements. One of the agreements (exhibit 10.1) also contains an option to purchase the lists for $100,000. We have made an initial payment of $50,000 on April 14, 2006. To date we have had limited revenues and have been issued a going concern opinion from our auditors. We rely upon the sale of our securities to fund operations.

Offering Summary

We are offering a minimum of two million five hundred thousand shares and a maximum of five million shares of our common stock as summarized below. All funds received from this offering will be placed in a non-interest bearing escrow account held with Wells Fargo Bank N.A. 1266 Market St, San Francisco, 94102. Funds will only be released to us when a minimum of $250,000 has been raised. All funds will be returned to investors promptly without deductions if we do not raise $250,000 within 180 days from the date this prospectus is declared effective.

Common stock offered by us		5,000,000 shares
Common stock outstanding before the offering		7,000,000 shares
Offering price		$0.10 per share
	Minimum sold	Maximum sold
Common stock outstanding after the offering	9,500,000	12,000,000
Use of proceeds	Approximately $220,000 after expenses to market and maintain our lists, and for rent and general working capital purposes.	Approximately $470,000 after expenses to market and maintain our lists, and for rent and general working capital purposes.

Summary of Financial Data

Period Ended March 31, 2006

Revenues	$ 81,029
Operating Expenses	$ 25,909
Earnings	$ 21,545
Earnings (Loss) Per Share	$ 0.05
As at March 31, 2006

Total Assets	$ 97,085
Working Capital (Deficit)	$ 49,796
Stockholder's Equity	$ 50,545

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest, you should read and consider carefully the following risk factors.

Our auditors have indicated that our inability to generate sufficient revenue raises substantial doubt as to our ability to continue as a going concern. Our audited financial statements for the period ended March 31, 2006 were prepared on a going concern basis in accordance with United States generally accepted accounting principles. The going concern basis of presentation assumes that we will continue in operation for the foreseeable future and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business. However, our auditors have indicated that our inability to generate sufficient revenue raises substantial doubt as to our ability to continue as a going concern.

We have a limited history of operations and unless we are able to successfully generate rental income from our licensed lists, our business and operating results will suffer resulting in the failure of our business. We have only just begun the activities described herein and there is no certainty that we will be successful in marketing and renting the lists. We have had limited sales and even if revenues meet levels we anticipate, we could sustain losses, and our business and the price of our common stock may be harmed. See notes accompanying financial statements for information on our history of losses and anticipation of continued losses.

We have generated limited revenues from operations and may have additional capital requirements to continue our operations. Such capital might not be available to us on favorable terms or at all, and if unavailable our ability to run our business will be negatively effected. We are dependent upon this offering to sustain and grow our business. In the event that we only raise the minimum amount, our operations will be limited and our likelihood to continue as a going concern reduced. The proceeds from this offering will be utilized over the next twelve months as specified in "Use of Proceeds" section on page 7. If we are unable to generate sufficient revenues to cover operating expenses or raise additional funds, we will unlikely establish or maintain our business operations resulting in the failure of our business and the loss of your investment. We currently have no other plans or arrangements to raise capital for our business except for this offering.

Our President is our sole executive officer and he is responsible for both establishing and maintaining internal controls. He is responsible for establishing and maintaining effective internal controls over financial reporting, establishing and maintaining proper accounting records, selecting appropriate accounting principles, safeguarding assets and complying with relevant laws and regulations. There can be no guarantee that this conflict of interest may not result in errors and omissions going undetected.

If we lose the services of our President we will be left without management. Mr. Raabe is our sole officer and the loss of his services and knowledge of our business will likely result in the failure of our business and the total loss of your investment.

We rely on consultants and if we are unable to retain these or other similarly qualified individuals, we may be unable to carry out our business operations. We are dependent upon service providers, such as database storage companies. Loss of their services would adversely affect our business and our ability to maintain our operations. We have not entered into any employment or non-competition agreements with these individuals and do not plan to in the future. Our success will depend on our ability to attract and retain qualified personnel. If we cannot attract and retain the necessary individuals our operating results will suffer.

We are presently dependent on the owners of our licensed lists for our continued operations and our business could be materially harmed by their failure to renew the license agreements. We have entered into licensing agreements to market and manage four lists. These agreements expire on November 15, 2008 and December 1, 2008 and failure to renew these agreements or enter into additional agreements with other list owners will result in the failure of our business.

We are a development stage company and have conducted limited market research on the viability of our business. There is no guarantee that we will be able to generate sufficient revenues to maintain our operations. Failure to do so will result in the failure of our business. The market for our licensed lists is limited and there is no assurance that we'll generate market acceptance or that we will be able to expand upon our existing market. Failure to attain market acceptance or expand our existing market will result in our inability to generate sufficient revenue to fund our business, resulting in the failure of our business and the total loss of your investment.

We rely on third party marketers to assist us in the marketing and sale of our licensed lists. Failure to maintain these relationships will limit our growth prospects. Our business success is dependent on the performance of third party management and marketing agents. Revenues derived from their efforts represent vital funds for our continued operations. The loss or damage of any of our business relationships and or revenues derived there from will limit our growth.

The industry in which we operate is facing increasing government regulation which has increased our costs and operating expenses. The marketing of personal and private information is facing increased regulatory scrutiny. There can be no guarantee that new laws will not make the marketing of lists impossible or cost prohibitive.

Many large companies are reducing their use of direct mail advertising and increasing their use of Internet advertising, including e-mail and banner advertisements. As a result of this change in the direct mail marketing industry, some customers are purchasing less data for direct mail applications, thereby reducing the potential market for our lists.

We face intense competition in the market from larger more established companies that offer a wider array of products. These competitors will make it difficult for us to offer competing products and grow our business. Companies that are larger, better funded, with longer operating histories like infoUSA and the Millard Group dominate our industry. These competitors are able to offer services and expertise beyond our capabilities which will make it difficult for us to secure new clients and increase our client base. Failure to expand our client base will severely limit our prospects for growth.

Our shares are not currently traded on any stock market and there is no assurance that shares purchased pursuant to this prospectus can be resold and if resold will be at prices at or above the offering price. The offering price of $0.10 per share was arbitrarily determined and bears no relationship to our earnings, book value, or any other recognized criteria of value. At the present time there is no public market for our common shares and we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Investors should not consider investing in this offering unless they can afford the complete loss of their investment.

There are legal restrictions on the resale of the common shares offered herein, including Penny Stock Regulations under the U.S. Federal Securities Laws. These restrictions may adversely affect the ability of investors to resell their shares. Our Articles do not restrict the sale or transfer of the securities offered hereby however such sale or transfer must be made in full compliance with applicable state and federal securities laws. Our securities are subject to the penny stock rules, which apply generally to equity securities with a price of less than $5.00 per share, other than securities registered on certain national exchanges or quoted on the NASDAQ system. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers willing to engage in the trading of our shares. This results in reduced liquidity and an increase in the spread between the bid and ask price. Investors should be aware that the level of trading activity on the secondary market can be very illiquid and investors may find it expensive and difficult to sell their shares.

Our President will be offering for sale the shares contemplated in this prospectus. He has no experience in selling or offering shares for sale, which may negatively effect our ability to complete the offering. We are offering up to 5,000,000 shares of common stock for sale at $0.10 per share. Our President is not a registered broker-dealer and will sell the common stock on behalf of the company. His lack of experience may result in the inability to sell shares and raise funds, the failure of which will result in the inability to expand our business.

Our President owns 100% of the shares in the company, allowing him to control the company's future direction. Even if we sell 5,000,000 shares and raise the maximum under this prospectus our president will control all matters subject to stockholder's vote. See "Security Ownership of Certain Beneficial Owners and Management."

You will suffer immediate and substantial dilution. On March 31, 2006 the book value per share was $ 0.01 and the public offering price is set at $0.10 per share. As a consequence new investors will experience an immediate dilution of $0.06 per share if we raise the maximum and $0.07 if we raise the minimum.

Item 4. USE OF PROCEEDS

The proceeds from the sale of the shares of common stock offered by us will be between $220,000 and $470,000 based on a public offering price of $0.10 per share. The table below outlines our intended use of proceeds during the twelve-month period following this offering for $250,000 and $500,000 raised:

$250,000 raised	$500,000 raised
1) To market the lists.	1) To market the lists
2) To market our services to acquire additional lists	2) To market our services to acquire additional lists
3) To pay for office rent.	3) To pay for office rent.
4) Enhance lists	4) Enhance lists
5) To pay for legal and auditing fees.	5) To pay for legal and auditing fees

	Maximum Offering Amount	Minimum Offering Amount
Total Proceeds	$500,000	$250,000
Expenses of Offering	30,000	30,000

Net Proceeds from Offering	$470,000	$220,000

Use of Net Proceeds	$500,000 raised	$375,000 raised	$250,000 raised
List and services marketing	$270,000	$235,000	$115,000
Web site and material design	45,000	45,000	45,000
Rent, Audit, General Legal and Office Expenses	45,000	45,000	45,000
List updating and enhancement	15,000	15,000	15,000
Working capital	95,000	5,000

TOTAL	$470,000	$320,000	$220,000

Total offering expenses are $30,000. Of the $30,000, the amounts to be paid from the proceeds for expenses of the offering are: $ 20,000 for legal fees; $2,000 for trust account; $1,000 for printing our prospectus; $5,000 for audit fees; $1,400 for our transfer agent whom we will engage upon the completion of this offering; $500 for administration fees; and $100 for filing fee. No funds contemplated in this offering will be used to reimburse any officer, director, or stockholder for services already rendered, assets previously transferred, or monies loaned or advanced.

If we cannot succeed in implementing our strategy, then our prospects for growth are substantially undermined and without additional capitalization our capacity to survive as a going concern is unlikely.

Item 5. DETERMINATION OF OFFERING PRICE

We arbitrarily determined the initial public offering price of the shares at $0.10 per share. We considered several factors in such determination, including the following:

Our ability to raise funds under this offering;

Our limited history of operations;

Prospects for the industry in which we compete;

Our existing capital structure;

Our ability to raise funds in the future

The public offering price of the shares does not bear any relationship to established valuation criteria and is not indicative of prices that may prevail in the future. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price higher than the offering price in this offering.

Item 6. DILUTION

Our book value as of March 31, 2006, was $0.01 per share. Without taking into account any changes in our book value up to June 12, 2006 and giving effect to the sale of 5,000,000 shares of common stock offered hereby and after deducting estimated offering expenses payable by us, the pro forma book value at June 12, 2006 would have been approximately $520,545 or $0.04 per share. This amount represents an immediate dilution to new investors of $0.06 per share. If we sell only 2,500,000 shares the pro forma book value at June 12, 2006 would have been approximately $270,545 or $0.03 per share. This amount represents an immediate dilution to new investors of $0.07 per share.

The following table illustrates this dilution per share:

Public offering price per share		$0.10
Book value per share March 31, 2006		$0.01
	Minimum sold	Maximum sold
Book value per share after offering	$0.03	$0.04
Increase per share to existing stockholders	$0.02	$0.04
Dilution per share to new investors	$0.07	$0.06

Item 7. SELLING SECURITY HOLDERS

N/A

Item 8. PLAN OF DISTRIBUTION

We are offering up to 5,000,000 shares of our common stock at $0.10 per share. The common stock will be sold by our President to investors located both inside and outside the United States. Our shares will be sold on a "best efforts" basis with a minimum amount of 2,500,000 shares of common stock that we must sell in order to accept funds. No commissions are being paid in connection with the offering. All expenses of the registration statement are estimated to be $30,000 including but not limited to, legal, accounting, printing and mailing fees and will be paid by us.

Our President is not a registered broker-dealer but will be offering our shares pursuant to an exemption from such broker-dealer registration pursuant to Rule 3a4-1 of the Securities Exchange Act of 1934 the "Exchange Act". Rule 3a4-1 sets forth those conditions under which a person(s) associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

  The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

  The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

  The person is not at the time of their participation, an associated person of a broker/dealer; and,

  The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our President is not statutorily disqualified, and is not being compensated. He is and will continue to be our President at the end of the offering and has not been during the last twelve months and is not currently a broker/dealer or associated with a broker/dealer. He has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. He will receive no selling commissions or other remuneration in conjunction with the offering of the shares on our behalf.

Funds from this offering will be placed in the escrow account with Wells Fargo Bank NA, 1266 Market St, San Francisco, 94102. Funds received will be held in escrow until we receive at least $250,000 in subscription monies, at which time they will be released to us. If we do not receive the minimum amount of $250,000 within 180 days of the effective date of our registration statement, all funds received will be returned without a deduction. You will only receive a refund of your subscription if we do not raise a minimum $250,000 within the 180 day period referred to above. In order to release the funds contemplated under this prospectus Wells Fargo Bank N.A. must confirm that all funds, including checks, money orders, or wire transfers have been cleared and all corresponding subscription agreements have been signed by the subscriber and approved by the company within 180 days from the date this prospectus is declared effective. In the event that Well Fargo Bank N.A. do not receive the minimum $250,000 and signed and approved subscription agreements within 180 days they are under instruction to return all funds to all individual investors without deductions. All funds will be held in a non-interest bearing account. There are no finders involved in our distribution.

Currently, no restrictions have been placed on our officer and director from buying in this offering nor on the number of shares he may acquire to reach the minimum. However, he has no preliminary plans, intentions or arrangements to buy securities in the offering. Any purchase by our officer and director will be done on the same terms and under the same conditions as those offered to the public and with investment purposes only and not with the intent to resell.

We intend to sell our shares in the states of New York, Illinois, Georgia, Wyoming, Colorado, New Jersey, Washington D.C. and/or outside the United States of America.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors, generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses.

The application of the penny stock rules may affect your ability to resell your shares.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

Offering Period and Expiration Date

This offering will start on the effective date of this prospectus and continue for a period of up to 180 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1. execute and deliver a subscription agreement and

2. deliver a check or US$ denominated funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to 'Wells Fargo Bank in trust for Raphael Industries Ltd.'

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by us to the subscriber immediately, without interest or deductions.

Funds in Escrow

Funds will be held in escrow with our bank, Wells Fargo Bank N.A. 1266 Market St, San Francisco, 94102 until we have received a minimum of $250,000 or the maximum of $500,000. Upon receipt of the minimum of $250,000 Wells Fargo Bank N.A. will transfer all funds held to our corporate bank account. If they do not receive a minimum of $250,000 within 180 days of the effective date of this offering, all subscriptions received by them will be promptly returned to each investor without interest or deduction therefrom.

Item 9. LEGAL PROCEEDINGS.

We are not currently involved in any legal proceedings nor do we have knowledge of any threatened litigation.

Item 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected for a term of one year at the company's annual meeting of shareholders and until his or her successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serve until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees. The name, age and position of the Company's director and executive officer is as follows:

Name	Age	Position
Arne Raabe	36	President, Secretary, Treasurer, Chief Executive Officer, and Director

Term of Office

Mr. Raabe has been a director of the company since its inception on October 31, 2005 and he was appointed for a term of one year.

Work Experience of officers and directors

Arne Raabe

Mr. Raabe received his Bachelor of Finance and Masters of Economics from the University of South Florida in 1993 and 1996, respectively. Since 2000, Mr. Raabe has worked as a management consultant, specializing in corporate finance for startup companies including GSH Enterprises Limited, Gondwana Energy and Crestview Energy Partners. His services include financial accounting and audit preparation, maintenance of regulatory filing requirements to National and State regulatory bodies, and corporate development and business strategies. During 2003 Mr. Raabe acted as President, Secretary and Treasurer for Secure Automated Filing Enterprises Inc., a startup company providing Edgarizing and filing services for companies reporting to the Securities and Exchange Commission. Mr. Raabe resigned his position in October of 2003 to pursue other interests. Since then Mr. Raabe has continued his consulting services. In October of 2005 he started Raphael Industries Ltd., and in December of 2005 he became a Director of Gondwana Energy Ltd.

Please see the Risk Factors on page 4.

Item 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth information as of the date of this Registration Statement certain information with respect to the beneficial ownership of the Common Stock of the Company concerning stock ownership by (i) each director, (ii) each executive officer, (iii) the directors and officers of the Company as a group, (iv) and each person known by the Company to own beneficially more than five percent (5%) of the Common Stock. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.

Name and Address of Beneficial Owner of Shares	Number of Shares Before the Offering	Percentage of Ownership Before the Offering	Number of Shares After Offering	Percentage of Ownership After the Offering Assuming minimum sold	Percentage of Ownership After the Offering Assuming maximum sold
Arne Raabe	7,000,000	100%	7,000,000	73.7%	58.3%
All Executive Officers and Directors as a Group	7,000,000	100%	7,000,000	73.7%	58.3%

The following table sets forth, as of June 12, 2006, the number of shares of common stock outstanding and the percentage of shares of common stock purchased by the existing stockholders and by the investors purchasing shares of common stock in this offering:

	Shares Purchased, minimum sold		Shares Purchased, maximum sold
	Number	Percent	Number	Percent

Current investor	7,000,000	73.7%	7,000,000	58.3%
New investors	2,500,000	26.3%	5,000,000	41.7%
Total	9,500,000	100.0%	12,000,000	100.0%

Item 12. DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 50,000,000 shares of common stock, $0.00001 par value. As of June 12, 2006, there were 7,000,000 common shares outstanding. There are no provisions in the charter or by-laws that would delay, defer or prevent a change in control of the Company.

Rights and Liabilities of Common Stockholders

Dividend Rights

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the board of directors may from time to time determine.

Voting Rights

Each holder of the Company's common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. All voting is non-cumulative, which means that the holder of fifty percent (50%) of the shares voting for the election of the directors can elect all the directors. The board of directors may issue shares for consideration of previously authorized but unissued common stock without future stockholder action.

Preemptive Rights

Holders of common stock are not entitled to preemptive rights.

Sinking Fund Provisions

No sinking fund provisions exist.

Further Liability For Calls

No shares of common stock are subject to further call or assessment by the issuer. We have not issued stock options as of the date of this Registration Statement.

Item 13. INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel has been hired on a contingent bases, will receive a direct or indirect interest in Raphael, or has acted as a promoter, underwriter, voting trustee, director, officer, or employee of Raphael.

Item 14. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15. ORGANIZATION WITHIN LAST FIVE YEARS

Raphael Industries Ltd is a Nevada company incorporated on October 31, 2005. We are a startup company providing list management and marketing services in the direct mail marketing industry. To date we have had limited revenues and have been issued a going concern opinion from our auditors. Our registered office and agent for service is located at 350 South Center Street, Suite 500 Reno, NV 89501 and we maintain a corporate office at 700, One Executive Place 1816 Crowchild Trail N.W. Calgary, AB, T2M 3Y7 and at 268 Bush Street, Suite 4205, San Francisco, CA 89502. Our telephone and fax numbers are 1-866-261-8853 and 1-414-434-3656, respectively and our corporate website is www.raphaelindustries.net.

On November 15, 2005 we signed a license agreement with Free Enterprise Press Limited for the right to market two of their lists which are comprised of subscribers and former subscribers to two of their financial publications. The license agreement grants us the right to market the lists for a term of 2 years after which we have the option to renew. Additionally, the license agreement includes an option to purchase the lists for a total consideration of $100,000 during the first year of the agreement. On April 14, 2006 we made an initial payment of US$50,000. We are required to make a final payment of $50,000 at or before November 15, 2006. No funds raised from this offering will be used to purchase the lists.

On December 1, 2005 we signed a license agreement with Global Commodity Press Limited for the right to market two of their lists which were assembled from various sources, including public domain databases, Internet marketing campaigns and media print publications. The license agreements grant us the right to market the lists for a term of 2 years after which we have the option to renew.

Item 16. DESCRIPTION OF BUSINESS

General

Our auditors have issued a going concern opinion suggesting there is a real possibility that we will not be able to maintain our operations. Since inception we have generated limited revenues. We are dependent on the sale of our securities to fund operations.

Business of Issuer

We are a startup company that has only just commenced the services described in this prospectus. We provide list management and marketing services within the direct mail marketing industry. We have entered into the following agreements:

1. two license agreements to market manage and rent four lists

2. two database storage agreements to secure and store our licensed lists.

3. two marketing and management agreements to assist in marketing and managing our lists.

The main provisions of the license agreements (exhibit 10.1 and 10.2) authorize us to market the lists to companies, individuals or other entities that are prospective users of the lists. The agreement set out in exhibit 10.1 calls for the payment of 60% of all revenues we generate through list rental to be paid to the licensor up until November 14, 2006 and thereafter we are required to pay 75% of all revenues until the expiration of the license. Our second agreement, set out in exhibit 10.2, calls for the payment of 58% of all revenues to be paid to the licensor up until November 31, 2006 and thereafter 75% of all revenues payable to the licensor until the expiration of the license.

Our license agreement attached as exhibit 10.1 grants us the exclusive right to purchase the licensed lists. To exercise the option we were required to make an initial payment of $50,000 before April 15, 2006, 120 days from the execution of the agreement, and an additional $50,000 payment by November 15, 2006, the one-year anniversary of execution of the agreement. On April 14, 2006 we made a payment of $50,000 as initial payment toward the option. Should we complete the purchase of the lists we will receive 100% of the revenues. No funds received under this prospectus will be used to purchase the list. If we fail to generate sufficient revenue or raise additional funds through debt or equity to purchase the list our business will suffer.

The main provisions of our storage agreements (exhibit 10.5 and 10.6) require us to pay a monthly storage fee and both agreements are month to month, cancelable on 30 days notice. Our storage agreement as set out in exhibit 10.5 calls for a monthly payment of $350 while the storage agreement set out in exhibit 10.6 requires a payment of $30 for every thousand names processed through their services.

The main provisions of the management and marketing agreements (exhibit 10.3 and 10.4) require us to pay the agent 30% of all list rental income generated by the agent. One agreement has a term of one year and is cancelable with 45 day written notice. The other agreement is month to month and cancelable on 30 days written notice.

Our business strategy is to continue to market and rent our existing lists and secure additional contracts with other list owners. Upon completion of this offering we anticipate reducing the number of services we outsource to our list management and marketing firms and anticipate hiring additional personnel when cash flow permits.

Outsourced Management and Marketing Services

Our management and marketing agents provide the following services:

Management Services

  Data entry - including list appending/enhancing. During list appending/enhancing demographic information such as marital status, age, number of children in household, home phone, homeowner or renter, dwelling size, income range, education, etc are added to the names in the list.

  Cleaning services - NCOA (National Change of Name Address) and CASS certification (CASS means the standardization of address and zip codes). NCOA and CASS are bi-annual requirements as dictated by the United States Postal Service.

  Data compilation - this includes compiling data on new subscriptions, changes and updates to current records and maintaining of 'due not mail' records and merge/purge services. Merge/purge refers to the combining of two or more databases into one, eliminating or excluding duplicate records.

  Accounting services - including, monthly reports detailing sales and payments for rental revenue, collection reports, which provide monthly progress assessments on our communication with list brokers on payment status from the merged database.

Marketing Services

  Advertising campaigns through trade publications and the Internet, which consists of space ads and daily emails and faxes to list brokers and other prospective list renters.

  Conference attendance to promote our lists and other agent sponsored lists.

In-House management services;

We provide the following in-house management services.

  Contract negotiation - we negotiate all contracts originating from in-house marketing initiatives as well as all contracts derived from third party agents.

  Document Review and Assessment - review all proposed marketing materials to be sent to lists by prospective renters including any disclaimers and related disclosure.

  Credit checks and payment security - review proposed agreements with the prospective renters and third party consultants and establish their credit worthiness.

  Accounting services - including, monthly reports detailing sales and payments for rental revenue, collection reports, which provide monthly progress assessments on our communication with list brokers on payment status from the merged database.

  List authorization - based on final suitability assessment authorize rental or decline rental request.

  Order processing and fulfillment - The processing and fulfillment of orders entails several steps to ensure the rented list meets the renter's requirements such as list selection and name suppression. Name suppression is defined as the process of excluding names based on geographic or demographic characteristics.

  Electronic file preparation - Once the order processing and fulfillment has been completed the rented file is prepared for delivery via mail or email to the renter or its agent.

In-House marketing services

  Internet Marketing - this includes the placement of list data cards online through our web site making them accessible for download by any marketer searching the web for mailing list information. List data cards refer to brief summaries of the lists' contents including the number of names, rental price, and source of derivation. We are presently tracking and testing the effectiveness of inbound links that connect directly to our website from external sites. Specifically, tracking customers' clicks on these links that connect to our website from search engines and community and affinity sites like Google and Overture. We send emails to people and companies that have double opted in to receive information on marketing and list rentals.

  Client List Acquisition Marketing - we utilize trade publications such as DM News, Catalog Age and Target Marketing, to source potential renters of our specific lists. These searchable databases allow us to locate brokers and prospective renters.

  Trade Shows / Conferences - we attend Trade Shows and Conferences in an effort to secure additional license agreements with list owners and publishers to secure the management and marketing of their lists. This entails our attendance at major direct marketing related trade shows each year.

  Direct Client Acquisition - we use direct client acquisition efforts, also known as 'cold calling' to market our company and services to the direct mail marketing industry and other companies that we believe could benefit from our services.

If we are successful in raising the funds contemplated in this offering we will provide the following additional marketing services:

  Promotional Mailings - promotional mailing includes a promotional flyer for each list ("data card") describing the type of list that is being offered, a sales letter, and any additional literature about the list. We will mail this package to prospects within the list brokerage business, active mailers, as well as industry publications like DM News and Target Marketing.

  Space Ads -space ads placed in industry publications such as Catalogue Age and SRDS heighten awareness of the list. To strengthen the impact of these ads, we intend to initiate a direct mail campaign. As results are assessed, we can broaden space ad exposure.

  Mailer direct solicitation and fax - we will target potential companies directly that might be interested in mailing to our lists. We will also utilize fax promotions on a bi-monthly schedule. We anticipate dividing our fax promotions into exclusive and category segments. Exclusive promotions target companies that are active in the industry from which the lists were generated, like financial publications. Category promotions target industries with similar demographic models, for example, a list comprised primarily of men over 55 may be attractive to the healthcare industry as well as the life insurance industry.

INDUSTRY AND COMPETITION

We operate within the direct mail marketing industry. Direct mail marketing is defined as the practice of delivering promotional messages through the postal service directly to potential customers on an individual basis. There are two different types of lists - response lists and compiled lists. Response lists are comprised of individuals and companies that have responded to direct mail solicitations or offers, including subscription-based magazines and newspapers, catalogues and other response generated offers. Compiled lists are generated from public sources such as yellow pages, white pages, incorporation records, real estate deed transfers, and various other sources. Information about the individuals and companies such as income, and marital status is then often added to increase the value of the list. Our licensed lists have been generated from both response and compiled efforts.

According to the Direct Marketing Association, a leading global trade association supporting the direct mail marketing industry, total direct mail marketing advertising in 2005 was $161.3 billion. According to the report, sales driven by direct marketing is forecast to grow by 6.4% through 2009.

The direct mail marketing industry is changing and faces several challenges. The trend in the industry is toward more comprehensive multi faceted avenues of advertising. For example, mailing marketing materials to consumers directing them to an Internet web site where they are provided additional information in an effort to secure an online sale. This trend reduces the overall budget devoted exclusively toward direct mail. There is also a greater demand for more cost effective mechanisms to target prospective consumers, primarily through the use of the Internet and email.

Many companies are reducing their use of direct mail advertising and increasing their use of on-line advertising, including e-mail, search words, and banner advertisements. As a result of this change in the direct mail marketing industry, some customers are purchasing less data for direct mail applications. In addition, several of our potential customers operate in industries, in particular the financial media and newsletter publishers that are undergoing consolidation.

Although the direct mail marketing industry has self-imposed standards of conduct (Direct Marketing Associations Guidelines for Ethical Business Practice) the industry is subject to greater outside regulatory intervention. Heightened Federal Trade Commission regulation, expanding 'do-not-call' and 'do-not-mail' directories are reducing the number of prospective consumers available to marketers. Similarly, there is also a greater regulatory awareness on privacy and the protection of personal information.

Raw Materials and Suppliers

The lists are not dependent on raw materials.

Customers

To date we have a limited number of customers. The loss of any of our customers would be detrimental to our business.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements, or Labor Contracts

Although the Company believes that its operations do not infringe on any trademark or copyright or other proprietary rights of third parties, there can be no assurance that those parties will not assert that our business procedures infringe their proprietary rights. We have no assurance that third parties will not obtain, or do not have, patents covering features of our operations, in which event we or our customers might be required to obtain licenses to use such features. If a patent holder refuses to grant a license on reasonable terms or at all, we may be required to alter certain products or stop marketing them.

Development Activities

Information regarding the Company's development activities is included in Footnote 1 to the Financial Statements and is incorporated by reference herein.

Impact of Environmental Laws

We are not aware of any federal, state, or local environmental laws that would effect our operations.

Employees

We presently have no full-time employees. We have agreements with several database storage and management firms to perform storage, maintenance and marketing of the lists. Our officer, director, and consultants are currently not represented by a collective bargaining agreement.

Reports to Shareholders

We intend to furnish shareholders with annual reports containing audited financial statements and such other periodic reports as we may determine to be appropriate or as may be required by law. Upon the effectiveness of this Registration Statement, we will be required to comply with periodic reporting, proxy solicitation and certain other requirements by the Securities Exchange Act of 1934. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding us at the SEC website (http://www.sec.gov).

Transfer Agent and Registrar

At this time we do not have a transfer agent. Upon completion of this offering we will hire such Transfer agent as management determines.

Item 17. MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated only limited revenues and limited revenues are anticipated in the next six to twelve months until we commence our marketing strategy discussed herein. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by our sole officer and director. We must raise cash to implement our marketing strategy.

To meet our need for cash we are attempting to raise money from this offering. If we are able to raise the maximum amount through this offering we will have sufficient funds to carry out our plan of operations. We will also analyze the economics of reducing the outsourcing of services and hire additional personnel. We will only commence a hiring program when we have generated sufficient cash flow to pay wages.

None of the funds raised in this offering will be used to pay for additional employees wages or for the final purchase payment of our licensed list. We cannot guarantee that we will secure sufficient orders to stay in business. If we are unable to secure enough orders, we will need to find alternative sources of capital through a second offering or loans in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it we will either have to suspend our marketing until we do raise the cash, or cease operations entirely. If we raise the minimum we will have sufficient funds to pay rent, general office and administrative expenses and all expenses related to Exchange Act filings for the next 12 months. However, our plan of operations will be curtailed. We will have enough funds to manage and market our exiting lists, enhance the existing data with additional demographic information and commence a limited marketing plan for additional database license acquisition.

Other than as described in this paragraph, we have no other financing plans and have made no plans beyond our current business.

Off-balance sheet arrangements.

We have no off-balance sheet arrangements as of the date of this filing.

Plan of Operation

We do not expect to purchase or sell significant equipment nor do we expect significant changes in the number of employees.

If we raise less than the maximum our priority of expenditures is first to market our licensed lists through promotional mailings, fax promotions, and the Internet; second to pay for rent, legal, audit, and office expenses ; third to enhance the lists with demographic information; and forth, if we generate sufficient revenues, to purchase the list. We intend to accomplish the foregoing through the following milestones:

1. Complete our public offering. We believe this could take up to 180 days from the date the Securities and Exchange Commission declares our offering effective. We will continue our current operations until we have closed this offering. We intend to concentrate our efforts on completing the offering during this period.

2. After completing the offering we will revamp our corporate web site and commence design and implementation of our corporate marketing materials. Depending on the means we use to disseminate our marketing materials, (fax promotions, Internet, direct mail) we anticipate creating several different types of materials. Additionally, we intend to test different formats to determine which materials are most effective. This entails some trial and error but the work associated with design, writing, and formatting remains constant, specifically, research, storyboarding, scripting, editing, graphics and design layout.

We will undertake a similar process for our corporate website until we ascertain which design is most effective at promoting our lists. Our President will complete some of this work but we will also require the use of design and web consultants to assist us. All materials and designs will be tested until we determine which layout is most effective however, in an effort to continually increase the effectiveness of our marketing we will continue to allocate funds to test new materials. We have allocated $20,000 to website design and $25,000 for corporate materials design. We anticipate 8-12 weeks for the design, development and completion of this work.

3. We will then implement an advertising campaign comprised of separate marketing initiatives, also referred to as cells. Each cell will be comprised of different materials and or combination of materials in an effort to test the effectiveness of each cell and ascertain what marketing strategy is most effective. We will be able to judge effectiveness by reviewing traffic that each cell drives to our web site and ultimately through rental of the lists. We anticipate hiring a communication consultancy to track phone request for our lists as well as a data entry service to track business reply cards. The majority of funds will be allocated to direct mails costs, including paper, postage, list rental, and consultants. We have also allocated funds to the purchase of Space Ads in trade publications such as DMNews and Target Marketing. We have allocated $120,000 to $240,000 for our marketing campaign, depending on the amount raised in this offering. We expect to realize results from our online initiatives within days of there launch and within weeks for our direct mail and Space Ads campaign.

4) The lists change by roughly 65% per year. We will update and enhance the list on an ongoing basis. This process, which involves adding demographic information to the list as well as up dating addresses helps maintain the value of the list. We have allocated $10,000 for this during the first year. We intend to devote $5,000 to telemarketing to verify the name of the owner or key executive, their address, number of employees, number of PC's, fax numbers, e-mail addresses, and other information of our list entrants.

5) Analyze the results from the marketing campaign and study the economics of purchasing one of the lists to increase our revenue. We will only purchase the list if rental revenues are sufficient to pay the required $50,000. No funds from this offering will be used to purchase the list

History of Operations

As of March 31, 2006, we have had limited revenue of $81,029 and have generated $21,545 net income from operations. The funds contemplated under this offering will be sufficient for twelve months of operations and we believe we will have sufficient liquidity and cash reserves for this period. While these expectations are formulated based upon presumptions, there can be no assurance that in fact such projections will indeed come to fruition. We have ongoing expenses that include office expense, rent, legal, and accounting expenses. We have allocated $15,200 from this offering for these expenses. Although we believe this amount is sufficient for the next 12 months, we cannot be certain that some of these expenses will not increase. Except for legal and accounting fees, which are included in our use of proceeds, we do not foresee any ongoing filing fees associated with Exchange Act requirements as we will format and file all reporting documents internally. We may need to rely on alternative sources of financing, such as shareholders loans, to pay for any unexpected expenditure greater than the allocated amount. We have not entered into any discussions on alternative financings.

Management's Discussion and Analysis of Financial Condition and Results of Operations.

Through March 31, 2006, we have realized total revenue of $81,029 and operating income before income taxes of $46,070 since inception. The major components to expenses faced by the company to date have been donated services of $24,000, general and administrative expenses of $830, and professional fees of $655. The balance of our expenses to date have been foreign currency loss of $370 and depreciation of $54. As of March 31, 2006 the Company has income taxes payable of $24,525, license fees payable of $14,415, accounts payable of $7,400 and $200 due to related party. The debt is interest free with no stated terms of repayment. There is no long-term debt. The Company may, in the future, invest in short-term investments from time to time but there can be no assurance that these investments will result in profit or loss.

Our future growth and success will be dependent on our ability to market the lists we currently maintain for our clients and to secure additional lists. If we cannot succeed in marketing our licensed lists and to secure contracts to market additional lists then our prospects for growth are substantially undermined. Without additional capitalization our capacity to survive as a going concern, much less achieve growth, is doubtful.

As of March 31, 2006, our sole source of revenue has been the rental of the licensed lists. Accordingly, no table showing percentage breakdown of revenue by business segment or product line is included.

No engineering, management or similar report has been prepared or provided for external use in connection with the offer of our securities to the public.

Item 18. DESCRIPTION OF PROPERTY

The Company's corporate headquarters are located at 5190 Neil Road Suite 430 Reno, NV 89502. We currently maintain an executive office located at 268 Bush Street Suite 4205, San Francisco, CA 94104.

Item 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as otherwise indicated below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest. Our President, Arne Raabe will act as the company's promoter.

Item 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Our common stock is not quoted on any exchange and there is no public trading market.

As of June 12, 2006 we had 7,000,000 issued and outstanding shares of common stock and 1 stockholder of record. We do not have any outstanding options, warrants or other arrangements providing for the issuance of additional shares of our capital stock. Of the 7,000,000 shares of common stock outstanding as of June 12, 2006, none of these shares were eligible for resale pursuant to Rule 144 of the 1933 Act. These shares cannot be sold or transferred unless done so in accordance with Rule 144. Except for the shares being registered in this prospectus, we do not have any current intention or obligation to register any additional shares of common stock for sale.

There is no public market for our common stock. Trades of our common stock, should a market ever develop, will be subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The SEC also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks".

There is currently no common equity that is being or is proposed to be publicly offered by the registrant, the offering of which could have a material effect on the market price of the issuer's common equity.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock. As a result of these rules, investors in this offering, even if a market for our shares ever develops, may find it difficult to sell their shares.

Item 21. EXECUTIVE COMPENSATION

We do not currently have employment agreements with our executive officer, but expect to sign an employment agreement with him in the next approximately twelve (12) months. To date no officer or director has drawn any salary. and neither Mr. Raabe nor any other person will be compensated in the future for past services. Upon completion of this offering Mr. Raabe will be compensated $4,800 per month. These charges will be recorded as payables, are not subject to any interest and will be paid when we realizes revenues. None of the funds contemplated in this offering will be used to compensate Mr. Raabe. We do not currently have a stock option plan.

		Annual Compensation
(a)	(b)	(c)	(d)	(e)
Name and Principle Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)

Arne Raabe President, CEO & Director	2005	Nil	Nil	Nil

DIVIDEND POLICY

Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. We have not paid any dividends on our common stock and we do not have any current plans to pay any common stock dividends.

Option/SAR Grants

There were no option/SAR grants as at March 31, 2006.

Aggregate Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

No stock options were exercised by any named executive officer and there are no stock options outstanding at March 31, 2006 or as at the date of this report.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Compensation of directors.

Our Directors do not and will not receive a salary or fees for serving as a director, nor do they receive any compensation for attending meetings of the Board of Directors or serving on committees of the Board of Directors. They are not entitled to reimbursement of expenses incurred in attending meetings. There are no compensation arrangements for employment, termination of employment or change-in-control between the named Executive Officers and the company.

ITEM 22. FINANCIAL STATEMENTS.

Raphael Industries Ltd.

March 31, 2006

Report of Independent Registered Public Accounting Firm

To the Director and Stockholder

Raphael Industries Ltd.

We have audited the accompanying balance sheet of Raphael Industries Ltd. as of March 31, 2006, and the related statements of operations, cash flows and stockholders' equity from October 31, 2005 (Date of Inception) to March 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Raphael Industries Ltd. as of March 31, 2006, and the results of its operations and its cash flows from October 31, 2005 (Date of Inception) to March 31, 2006 in conformity with accounting principles generally accepted in the United States.

CHARTERED ACCOUNTANTS

Vancouver, Canada

May 15, 2006

The accompanying notes are an integral part of these financial statements

Raphael Industries Ltd.
Balance Sheet
(Expressed in US dollars)

March 31, 2006 $

ASSETS

Current Assets

Cash	71,869
Accounts receivable	24,280
Prepaid expenses	187

Total Current Assets	96,336

Property and Equipment (Note 3)	749

Total Assets	97,085

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

Accounts payable	7,400
Licensee fee payable	14,415
Income tax payable (Note 7)	24,525
Due to a related party (Note 4(a))	200

Total Liabilities	46,540

Commitments (Note 6)

Stockholders' Equity

Common Stock: 50,000,000 shares authorized, $0.0001 par value 500,000 shares issued and outstanding	50

Additional Paid in Capital	4,950

Donated Capital (Note 4(b))	24,000

Retained Earnings	21,545

Total Stockholders' Equity	50,545

Total Liabilities and Stockholders' Equity	97,085

The accompanying notes are an integral part of these financial statements

Raphael Industries Ltd.
Statement of Operations
(Expressed in US dollars)

For the Period
October 31, 2005
(Date of Inception)
to March 31,
2006
$

Revenue	81,029
Cost of sales	9,050

Gross Profit	71,979

Operating Expenses

Depreciation	54
Donated services	24,000
Foreign currency loss	370
General and administrative	830
Professional fees	655

Total Operating Expenses	25,909

Net income before income taxes	46,070

Income tax expense	24,525

Net Income	21,545

Earnings per share - Basic and diluted	$ 0.05

Weighted Average Shares Outstanding	407,000

The accompanying notes are an integral part of these financial statements

Raphael Industries Ltd.
Consolidated Statements of Cash Flows
(Expressed in US dollars)

For the Period
October 31, 2005
(Date of Inception)
to March 31,
2006
$

Operating Activities

Net income	21,545

Adjustments to reconcile net loss to cash
Depreciation	54
Donated services	24,000

Change in operating assets and liabilities
Accounts receivable	(24,280)
Prepaid expenses	(187)
Accounts payable	7,400
License fee payable	14,415
Income tax payable	24,525
Due to a related party	200

Net Cash Provided By Operating Activities	67,672

Investing Activities

Purchase of equipment	(803)

Net Cash Flows Used In Investing Activities	(803)

Financing Activities

Proceeds from issuance of common stock, net	5,000

Net Cash Flows Provided By Financing Activities	5,000

Increase in Cash	71,869

Cash - Beginning of Period	-

Cash - End of Period	71,869

Supplemental Disclosures
Interest paid	-
Income taxes paid	-

The accompanying notes are an integral part of these financial statements

Raphael Industries Ltd.
Statement of Stockholders' Equity
For the Period from October 31, 2005 (Date of Inception) to March 31, 2006
(Expressed in US dollars)

			Additional
	Common Stock		Paid-in	Donated	Retained
	Shares	Amount	Capital	Capital	Earnings	Total
	#	$	$	$	$	$

Balance - October 31, 2005 (Date of Inception)	-	-	-	-	-	-

October 31, 2005 - issue of common stock for cash at $1.00 per share	1	1	-	-	-	1

November 28, 2005 - cancellation of common stock	(1)	(1)	-	-	-	(1)

November 28, 2005 - issue of common stock for cash at $0.01 per share	500,000	50	4,950	-	-	5,000

Donated services	-	-	-	24,000	-	24,000

Net income	-	-	-	-	21,545	21,545

Balance - March 31, 2006	500,000	50	4,950	24,000	21,545	50,545

The accompanying notes are an integral part of these financial statements

Raphael Industries Ltd.
Notes to the Financial Statements
(expressed in US dollars)

NOTE 1 - NATURE OF OPERATIONS

Raphael Industries Ltd. ("the Company") was incorporated on October 31, 2005 under the laws of the State of Nevada. Its principal business is to market databases of newsletter, direct mail, and internet marketing promotions for commercial use. The Company has obtained the rights to two subscriber databases.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of Presentation and Fiscal Year

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company's fiscal year-end is September 30.

(b) Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

(c) Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d) Basic and Diluted Earnings Per Share

The Company computes earnings per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. For the period ended March 31, 2006, there were no dilutive securities outstanding and therefore diluted earnings per share is not presented.

(e) Comprehensive Loss

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at March 31, 2006, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

(f) Financial Instruments and Concentrations

The fair value of financial instruments, which include cash, accounts receivable, prepaid expenses, accounts payable, licensee fee payable, and amounts due to a related party were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company has some exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company's operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk. At March 31, 2006, $15,236 or 63% of the total accounts receivable is with one customer. Furthermore, $71,247 or 88% of total revenues is with one customer. Financial instruments that potentially subject the Company to credit risk consist principally of cash.

(g) Foreign Currency Translation

The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 "Foreign Currency Translation", using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Raphael Industries Ltd.
Notes to the Financial Statements
(expressed in US dollars)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(h) Property and Equipment

Property and equipment consists of computer hardware and is recorded at cost and is amortized on a straight-line basis over an estimated life of three years.

(i) Long-Lived Assets

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

(j) Advertising

The Company expenses advertising costs as incurred. There have been no advertising expenses incurred by the Company since inception.

(k) Revenue Recognition

The Company recognizes revenue from the licensing of databases in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." The Company accounts for revenue as an agent using the guidance in EITF 99-19, "Reporting Revenue Gross as a Principal vs. Net as an Agent". Revenue consists of licensing fees and is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists such as a contract or a written request from the customer, the product has been transferred, and collectibility is reasonably assured. Trade accounts receivable relate to the transfer of database information. The Company sells to customers based on standard credit policies and regularly reviews accounts receivable for any bad debts. As of March 31, 2006, no allowance for doubtful accounts is considered necessary.

(l) Stock-based Compensation

The Company records stock-based compensation in accordance with the recently issued SFAS No. 123R, "Share Based Payments". Accordingly, compensation costs attributable to stock options or similar equity instruments granted to employees are measured at the fair value at the grant date, and expensed over the expected service period with a corresponding increase to additional paid-in capital. Transactions in which goods or services are received from non-employees in exchange for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The Company does not have a stock option plan and has not issued any share based payments since inception.

(m) Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 "Accounting for Income Taxes" as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

(n) Recent Accounting Pronouncements

In May 2005, the FASB issued SFAS No. 154, entitled "Accounting Changes and Error Corrections - a Replacement of APB Opinion No. 20 and FASB Statement No. 3". This Statement replaces APB Opinion No. 20, "Accounting Changes", and FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements", and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This Statement defines retrospective application as the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity. This Statement also redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. The adoption of SFAS 154 is not expected to impact the Company's financial statements.

The Financial Accounting Standards Board has issued SFAS No. 155 "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140" and No. 156 "Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140", but they will not have a material effect in the Company's results of operations or financial position.

Raphael Industries Ltd.
Notes to the Financial Statements
(expressed in US dollars)

NOTE 3 - PROPERTY AND EQUIPMENT

	Cost $	Accumulated Amortization $	March 31, 2006 Net Carrying Value $

Computer hardware	803	54	749

NOTE 4 - RELATED PARTY TRANSACTIONS

  At March 31, 2006, the Company owes $200 to the President of the Company for expenses paid on behalf of the Company. This amount, is unsecured, non-interest bearing, and has no stated terms of repayment.

  Consulting fees of $24,000 were recorded as donated services by the President of the Company for consulting services provided to the Company during the period ended March 31, 2006.

NOTE 5 - COMMON STOCK

  On October 31, 2005, the Company issued 1 share of common stock to the President of the Company at $1.00 per share for cash proceeds of $1. The share of common stock was cancelled on November 28, 2005.

  On November 28, 2005, the Company issued 500,000 shares of common stock to the President of the Company at $0.01 per share for cash proceeds of $5,000.

NOTE 6 - COMMITMENTS

  The Company entered into a license agreement dated November 15, 2005 for the exclusive use of a database for a period of 24 months. The Company has the exclusive rights to market the database and in return will retain 40% of proceeds generated through the rental of the database by third party consultants, and 25% of proceeds generated without the use of third party consultants. One year from the date of the agreement, the proceeds remitted shall be discounted by 25%. The Company also has an option to acquire the database for $100,000 until November 15, 2006. A non-refundable deposit to acquire the database of $50,000 was paid on April 15, 2006.

  The Company entered into a license agreement dated December 1, 2005 for the exclusive use of a database for a period of 24 months. The Company has the exclusive rights to market the database and in return will retain 42% of proceeds generated through the rental of the database by third party consultants, and 25% of proceeds generated without the use of third party consultants. One year from the date of the agreement, the proceeds remitted shall be discounted by 25%.

Raphael Industries Ltd.
Notes to the Financial Statements
(expressed in US dollars)

NOTE 7 - INCOME TAXES

The Company provides deferred income taxes for differences between the tax reporting basis and the financial reporting basis of assets and liabilities. The Company follows the provisions of SFAS No. 109, "Accounting for Income Taxes". Income tax expense for the period ended March 31, 2006 was as follows:

From October 31, 2005 (Date of Inception) to March 31, 2006 $

Current	24,525
Deferred:	-

Total income tax expense	24,525

A reconciliation of the statutory federal income tax rate to the Company's effective tax rate follows:

United States

Statutory federal income tax rate	35.0%
Add non-deductible expenditures	17.5%
Change in valuation allowance	-

Total income tax expense	52.5%

The Company does not have any significant deferred tax assets or liabilities as at March 31, 2006.

NOTE 8 - SUBSEQUENT EVENTS

a) On April 14, 2006, the Company paid a $50,000 non-refundable deposit towards the purchase of a database for which the Company currently has the exclusive use. The total acquisition price of the database is $100,000 with the remaining $50,000 payment to be received on or before November 15, 2006. Refer to Note 6 (a).

b) On April 30, 2006, the Company issued 6,500,000 common shares to the President of the Company for proceeds of $65,000.

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There have not been any disagreements with the auditor on any audit or accounting issues.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS.

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1. a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2. a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3. a transaction from which the director derived an improper personal profit; and

4. willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1. such indemnification is expressly required to be made by law;

2. the proceeding was authorized by our Board of Directors;

3. such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4. such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

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ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Our company was incorporated on October 31, 2005. In the past three fiscal years we issued the following unregistered securities at the following prices. There were no underwriters engaged and no underwriting discounts or commissions paid. All issues were made pursuant to exemptions from registration contained in Regulation S of the 1933 Securities Act.

We have completed two offerings for a total of 7,000,000 shares of our common stock at a price of $0.01 per share to our founder and president. The first offering, for $5,000 and 500,000 shares was completed on November 28, 2005 and the second for $65,000 and 6,500,000 shares was completed on April 30, 2006. The total cash amount we received from these offerings was $70,000. We completed the offerings pursuant to Regulation S of the Securities Act. The executive officer represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. He represented his intention to acquire the securities for investment only and not with a view toward distribution. We requested our stock transfer agent to affix appropriate legends to the stock certificate issued in accordance with Regulation S and the transfer agent affixed the appropriate legends. The executive officer had adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted.

ITEM 27. EXHIBITS.

Exhibit Number	Description
3.1	Articles of Incorporation
3.3	By-Laws
4.1	Specimen Stock Certificate
5.1	Opinion on legality
10.1	License agreement with Free Enterprise Press
10.2	License agreement with Global Commodity Press
10.3	Agreement with Kroll Direct Marketing
10.4	Agreement with Infomat Inc.
10.5	Agreement with Marketing Software Company
10.6	Agreement with List Fusion
23.1	Consent from Conrad Lysiak
23.2	Consent from Manning Elliott
99.2	Subscription agreement

PAGE II-2

ITEM 28. UNDERTAKINGS.

We hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

	(iii)	To include any additional or changed material information on the plan of distribution.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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(5)	For determining any liability under the Securities Act of 1933:

(i)

we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective. For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(ii)

we shall treat each prospectus filed by us pursuant to Rule 424(b)(3) as part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(iii)

we shall treat each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Raphael Industries Ltd.

Date:	June 26, 2006	By:	ARNE RAABE

Arne Raabe Director, Chief Financial Officer and principal accounting officer.

PAGE II-4